As filed with the U.S. Securities and Exchange Commission on November 4, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Rigel Resource Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1594226 (I.R.S. Employer Identification Number)

7 Bryant Park
1045 Avenue of the Americas, Floor 25
New York, NY 10018
Telephone: (646) 453-2672
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Nathanael Abebe
c/o Rigel Resource Acquisition Corp.
7 Bryant Park

1045 Avenue of the Americas, Floor 25
New York, NY 10018
Telephone: (646) 453-2672

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Gregg A. Noel, Esq. Michael J. Mies, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 (650) 470-4500	Michael J. Blankenship, Esq. Douglas C. Lionberger, Esq. Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77007-1090 (713) 651-2600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-260356

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(2)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-half of one redeemable warrant	2,875,000	$10.00	$28,750,000	$2,665.13
Class A ordinary shares included as part of the units(3)(4)	2,875,000	—	—	—	(5)
Redeemable warrants included as part of the units(3)(4)	1,437,500	—	—	—	(5)
Class A ordinary shares issuable upon exercise of redeemable warrants included as part of the units (3)	1,437,500	$11.50	$16,531,250	$1,532,45
Total			$45,281,250	$4,197.57

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-260356).

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	Number of Class A ordinary shares and redeemable warrants, as applicable, included in the units described above, including those that may be issued upon exercise of a 45-day option granted to the underwriter.

(5)	No fee pursuant to Rule 457(g).

(6)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $452,812,500 on its Registration Statement on Form S-1, as amended (File No. 333-260356), which was declared effective by the Securities and Exchange Commission on November 4, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having proposed maximum offering prices of $10.00 in the case of the units and $11.50 in the case of the Class A ordinary shares issuable upon exercise of the redeemable warrants included as part of the units is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of (a) 2,875,000 additional units of Rigel Resource Acquisition Corp., a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-half of one redeemable warrant and (b) 1,437,500 additional Class A ordinary shares issuable upon exercise of redeemable warrants included as part of the units, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-260356) (the “Prior Registration Statement”), initially filed by the Registrant on October 19, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on November 4, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of November 5, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than November 5, 2021.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.
Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-260356) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit	Description
5.1	Opinion of Maples and Calder (Cayman) LLP
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Marcum LLP
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-260356) filed on October 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 4th day of November, 2021.

RIGEL RESOURCE ACQUISITION CORP.

By:	/s/ Jonathan Lamb
Name:	Jonathan Lamb
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jonathan Lamb	Chief Executive Officer and Director (principal executive officer)	November 4, 2021
Jonathan Lamb

/s/ Jeff Feeley	Chief Financial Officer (principal financing and accounting officer)	November 4, 2021
Jeff Feeley

/s/ Oskar Lewnowski	Chairman of the Board of Directors	November 4, 2021
Oskar Lewnowski